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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-16641 and No. 333-16639) pertaining to the SCP Pool Corporation Non-Employee Directors Equity Incentive Plan and the SCP Pool Corporation 1995 Employee Stock Option Plan of our report dated February 16, 1998, with respect to the consolidated financial statements of SCP Pool Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          Ernst & Young LLP

New Orleans, Louisiana
March 20, 1998